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                                                                    Exhibit 2.13


                                AMENDMENT NO. 1

                                       TO

                               PURCHASE AGREEMENT

                   AMENDMENT dated as of September 28, 1998 (this "Amendment") by and among Charter Behavioral Health Systems, LLC, a Delaware limited liability company (the "Purchaser"), Ramsay Health Care, Inc., a Delaware corporation ("RHCI"), Carolina Treatment Center, Inc., a South Carolina corporation ("Carolina"), Houma Psychiatric Hospital, Inc., a Louisiana corporation ("Houma"), Mesa Psychiatric Hospital, Inc., an Arizona corporation ("Mesa"), RHCI San Antonio, Inc., a Delaware corporation ("San Antonio"), The Haven Hospital, Inc., a Delaware corporation ("Haven"), Transitional Care Ventures (Arizona), Inc., a Delaware corporation ("TCVA"), Transitional Care Ventures (North Texas), Inc., a Delaware corporation ("TCVNT") and Transitional Care Ventures (Texas), Inc., a Delaware corporation ("TCVT"; together with Carolina, Houma, Mesa, San Antonio, Haven, TCVA and TCVNT collectively, the "Sellers") to the certain Purchase Agreement dated as of June 24, 1998 (including, without limitation, all Schedules and Exhibits thereto the "Purchase Agreement") among the Purchaser, RHCI and Sellers. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

                                   WITNESSETH

                  WHEREAS, the parties hereto have entered into the Purchase Agreement pursuant to which, among other things, the Sellers and RHCI have agreed to sell, and the Purchaser has agreed to purchase, the Assets; and

                  WHEREAS, the parties hereto desire to amend certain of the provisions of the Purchase Agreement as more particularly described below;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                         AMENDMENT TO PURCHASE AGREEMENT

                   1.1 The parties hereto acknowledge and agree that Schedule
3.6.1 of the Purchase Agreement is hereby amended by deleting all references to the following Contracts (as defined below) for all purposes of the Purchase Agreement, including, without limitation, for purposes of Section 8.1.3 thereof:
(i) ComCare, Inc. Single Purchase of Care Contract, set forth as item 50, Subheading Desert Vista, to Schedule 3.6.1 to the Purchase Agreement, (ii) Navajo Nation Department of Behavioral Health Services Provider Agreement, set forth as item 67, Subheading Desert Vista, to Schedule 3.6.1 to the Purchase Agreement, (iii) Navajo Nation



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Regional Behavioral Health Authority Provider Agreement, set forth as item 68,
Subheading Desert Vista, to Schedule 3.6.1 to the Purchase Agreement, and (iv) PacifiCare of Texas HMO Health Plan, set forth as item 27, Subheading Mission Vista Sub-Acute Unit, to Schedule 3.6.1 to the Purchase Agreement, a copy of which is attached hereto as Annex A (collectively the "Contracts").

                   1.2 The parties hereto acknowledge and agree that, notwithstanding any provision in the Purchase Agreement to the contrary, the Purchase Agreement is hereby amended as follows: each of RHCI San Antonio, Inc., a Delaware corporation ("San Antonio"), and Transitional Care Ventures (Texas), Inc., a Delaware corporation ("TCVT"), is hereby no longer a party to or bound by the Purchase Agreement and shall have no obligations or liabilities thereunder and Purchaser shall no longer be bound by its obligations under the Purchase Agreement with respect to San Antonio and TCVT, except as provided in
Section 1.3 below. Without limiting the generality of the foregoing, (a) San Antonio is not a Seller and the Assets and the Assumed Liabilities shall not include any assets or properties of any kind (including, without limitation, the San Antonio Facility or the Subacute Care Unit thereat) or any obligations or liabilities of San Antonio or TCVT, and (b) any and all direct or indirect references to the San Antonio Facility, TCVT, San Antonio or to any of their respective contracts (including, without limitation, all agreements listed under the subheadings Mission Vista and Mission Vista Sub-Acute Unit to Schedule 3.6.1 of the Purchase Agreement) agreements, leases (including, without limitation, those certain leases (the "Mission Vista Leases") listed as items 2 and 6 on
Schedule 3.4.2 of the Purchase Agreement) business, operations or other assets or properties of any kind or to any obligations or liabilities of San Antonio or TCVT are hereby deleted from the Purchase Agreement (including, without limitation, the Schedules and Exhibits thereto).

                   1.3 Notwithstanding the foregoing, and for and in consideration for the covenants and agreements set forth in this Amendment, Purchaser shall have the right to purchase the assets of San Antonio and TCVT (as defined and as set forth in the Purchase Agreement prior to the execution of this Amendment) for a period of 90 days from the date of Closing in accordance with the terms and conditions of the Purchase Agreement as in effect prior to this Amendment in the event that the Consent of Capstone Capital of San Antonio, Ltd. ("Capstone") is obtained; provided, however, that in the event the Shareholder, San Antonio or TCVT shall have accepted a bona fide third-party offer (the "Offer") to buy the assets of both San Antonio and TCVT prior to the receipt by Shareholder of such Consent (the "Acceptance"), then the right of the Purchaser to purchase the assets which are the subject of the Offer shall be tolled until the closing of the third-party transaction. In accordance with the foregoing, if the third-party transaction does not close, the right of Charter to purchase such assets shall be extended for a period of time equal to 90 days minus the number of days from the date of this Amendment to the date of the Acceptance, which period shall commence on the date written notice is received by Charter from Shareholder, San Antonio or TCVT that the third-party transaction has not, and will not, close. If the third-party transaction closes, the right of Purchaser to purchase the assets of San Antonio and TCVT shall terminate. No consideration, other than that paid to Sellers and Shareholder on the date hereof and other than the assumption of the Mission Vista Leases and the Assumed Liabilities relating to San Antonio and TCVT,


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shall be required for Purchaser's acquisition of the assets of San Antonio and
TCVT. Sellers and Shareholder shall reasonably cooperate with Purchaser during said 90-day period (as such period may be extended hereunder) in obtaining the Consent of Capstone to said acquisition of the assets of San Antonio and TCVT. (It is understood and agreed that neither the Sellers nor the Shareholder shall be required to enter into any guaranty or incur any other obligation in connection with obtaining said Consent).

                                   ARTICLE II.

                                  MISCELLANEOUS

                  2.1 INVALIDITY. ETC. If any provision of this Amendment, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Amendment, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                  2.2 GOVERNING LAW. This Amendment shall be interpreted, construed, and enforced under and according to the laws of the State of Georgia without regard to its conflicts of law provisions.

                  2.3 COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  2.4 RATIFICATION. The parties hereto hereby ratify and approve the Purchase Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Purchase Agreement as amended hereby, are and remain in full force and effect.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed as of the date first above written.

                                     CHARTER BEHAVIORAL
                                       HEALTH SYSTEMS, LLC



                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                     RAMSAY HEALTH CARE, INC.



                                     By:
                                        ----------------------------------------
                                        Name:  Jorge Rico
                                        Title: Vice President


                                     CAROLINA TREATMENT CENTER, INC.
                                     HOUMA PSYCHIATRIC HOSPITAL, INC.
                                     MESA PSYCHIATRIC HOSPITAL, INC.
                                     RHCI SAN ANTONIO, INC.
                                     THE HAVEN HOSPITAL, INC.
                                     TRANSITIONAL CARE VENTURES
                                       (ARIZONA), INC.
                                     TRANSITIONAL CARE VENTURES
                                       (NORTH TEXAS), INC.
                                     TRANSITIONAL CARE VENTURES
                                       (TEXAS), INC.



                                     By:
                                        ----------------------------------------
                                        Name: Jorge Rico
                                        Title: Vice President of the
                                               foregoing entities







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